EXHIBIT N-2

                                   SCHEDULE G
                                       TO
                         THE ADVISORS' INNER CIRCLE FUND
                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN
                             DATED FEBRUARY 21, 2007

                                    WHG FUNDS
                                    ---------

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FUND                                 INSTITUTIONAL CLASS            A CLASS
-------------------------------- ----------------------------- -----------------
WHG LargeCap Value Fund                       X                        X
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WHG SMid Cap Fund                             X
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WHG SmallCap Value Fund                       X
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WHG Income Opportunity Fund                   X                        X
-------------------------------- ----------------------------- -----------------
WHG Balanced Fund                             X
-------------------------------- ----------------------------- -----------------
WHG AllCap Value Fund                         X
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